EXHIBIT 23.1

Letterhead

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated February 8, 2008 on the financial statements of Surface Coatings, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for twelve months ended December 31, 2007 and 2006, and the inclusion of our name under the heading “Experts” in the Post Effective Amendment to Form S-1 Registration Statement filed with the Securities & Exchange Commission.

/s/ David S. Hall, P.C.

David S. Hall, P.C.
Dallas, Texas

February 11, 2009